                                                                      EXHIBIT 11

                          THE WILLIAMS COMPANIES, INC.

        COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE*

                                                                  YEARS ENDED DECEMBER 31,
                                                             -----------------------------------
                                                               1993        1992**       1991**
                                                             ---------    ---------    ---------
                                                                     (THOUSANDS, EXCEPT
                                                                     PER-SHARE AMOUNTS)
Primary earnings:
  Income before extraordinary credit.......................  $ 231,800    $ 128,300    $ 110,000
  Preferred stock dividends:
     $2.21 cumulative preferred stock......................      8,900        2,900           --
     $3.875 cumulative convertible exchangeable preferred
       stock...............................................      2,900       11,600       11,600
                                                             ---------    ---------    ---------
  Income before extraordinary credit, net of preferred
     stock dividends.......................................    220,000      113,800       98,400
  Extraordinary credit.....................................         --        9,900           --
                                                             ---------    ---------    ---------
  Income applicable to common stock........................  $ 220,000    $ 123,700    $  98,400
                                                             ---------    ---------    ---------
                                                             ---------    ---------    ---------
Primary shares:
  Average number of common shares outstanding
     during the period.....................................     98,735       89,964       83,098
  Common-equivalent shares attributable to options and
     deferred stock........................................      1,176          852          682
                                                             ---------    ---------    ---------
  Total common and common-equivalent shares................     99,911       90,816       83,780
                                                             ---------    ---------    ---------
                                                             ---------    ---------    ---------
Primary earnings per common and common-equivalent share:
  Income before extraordinary credit.......................  $    2.20    $    1.25    $    1.17
  Extraordinary credit.....................................         --          .11           --
                                                             ---------    ---------    ---------
  Net income...............................................  $    2.20    $    1.36    $    1.17
                                                             ---------    ---------    ---------
                                                             ---------    ---------    ---------
Fully diluted earnings:
  Net income...............................................  $ 231,800
  Preferred stock dividends:
     $2.21 cumulative preferred stock......................      8,900
                                                             ---------
  Income applicable to common stock........................  $ 222,900
                                                             ---------
                                                             ---------
Fully diluted shares:
  Average number of common shares outstanding
     during the period.....................................     98,735
  Common-equivalent shares attributable to options
     and deferred stock....................................      1,318
  Shares attributable to conversion, assumed at January 1,
     1993
     to the conversion dates, of convertible exchangeable
     preferred stock.......................................      3,118
                                                             ---------
  Total common and common-equivalent shares................    103,171
                                                             ---------
                                                             ---------
Fully diluted earnings per common and common-equivalent
  share....................................................  $    2.16
                                                             ---------
                                                             ---------

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 * All references to shares outstanding and per-share amounts reflect the effect of the 2-for-1 common stock split and distribution described in Note 11 of Notes to Consolidated Financial Statements.

** Primary and fully diluted earnings per share are the same in 1992 and 1991.